                                                        EXHIBIT 4.11



                           [Form of Investor Warrant]



         THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN

         ACQUIRED  FOR  INVESTMENT  AND  NOT  WITH A  VIEW  TO OR  FOR  SALE  IN

         CONNECTION  WITH  THE  DISTRIBUTION   HEREOF.   THIS  WARRANT  AND  THE

         SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER

         THE SECURITIES ACT OF 1933, AS AMENDED,  OR ANY STATE  SECURITIES LAWS,

         AND MAY  NOT BE  PLEDGED,  SOLD,  OFFERED  FOR  SALE,  TRANSFERRED,  OR

         OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION

         FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS.





                           AVERY COMMUNICATIONS, INC.

                             STOCK PURCHASE WARRANT





         THIS IS TO CERTIFY  THAT  _________________________  (the  "Holder") is

                                                                     ------

entitled to purchase  _________ shares (the "Shares") of common stock,  $.01 par

                                             ------

value per share  ("Common  Stock"),  of Avery  Communications  Inc.,  a Delaware

                   -------------

corporation (the  "Company"),  at a price of $_________ per share (the "Exercise

                   -------                                              --------

Price"), at any time or from time to time after the date hereof until 5:00 p.m.,

-----

Dallas, Texas time, on _________________________.



         To exercise this Warrant, in whole or in part, the Holder shall deliver to the Company,  at the Company's  executive offices (i) a written notice of the

Holder's election to exercise this Warrant, which notice will specify the number of Shares  to be  purchased  pursuant  to such  exercise,  (ii)  payment  of the

Exercise  Price,  in an amount  equal to the  aggregate  purchase  price for all shares to be purchased pursuant to such exercise,  and (iii) this Warrant.  Such notice will be substantially  in the form of the Subscription  Form appearing at the end of this  Warrant.  Upon receipt of such  notice,  the Company  will,  as promptly as  practicable  execute,  or cause to be executed,  and deliver to the

Holder a certificate or certificates  representing  the aggregate number of full shares of Common Stock issuable upon such exercise, as provided in this Warrant.

The stock certificate or certificates so delivered will be in such denominations as may be  specified  in such notice and will be  registered  in the name of the

Holder. This Warrant will be deemed to have been exercised,  such certificate or certificates  will be deemed to have been issued,  and the Holder will be deemed to have  become a holder of record of such  shares for all  purposes,  as of the date that such notice,  together with payment of the such Exercise Price and the

Warrant,  is received by the Company. If the Warrant has been exercised in part,

the Company will, at the time of delivery of such  certificate or  certificates,

deliver  to the  Holder a new  Warrant  evidencing  the  rights of the Holder to purchase  a number of Shares  with  respect  to which the  Warrant  has not been exercised, which new Warrant will, in all other respects, be identical with this

Warrant,  or, at the request of the Holder,  appropriate notation may be made on this Warrant and this Warrant returned to the Holder.



         Payment  of the  Exercise  Price  will be made,  at the  option  of the

Holder, by a certified or official bank check or federal funds wire transfer.

         The  number  of  Shares  and  the  Exercise  Price  shall  be  adjusted proportionately  to reflect any stock dividend with respect to or stock-split of the Common Stock



         Subject to the provisions of the  Securities Act of 1933,  this Warrant and all rights  hereunder  are  transferable  only as  provided  in the  Warrant

Agreement.  Until transfer  hereof on the books of the Company,  the Company may treat the registered holder as the owner hereof for all purposes.





         IN WITNESS WHEREOF,  the Company has caused this Warrant to be executed as of the _____ day of _____________, 199__.





                                          Avery Communications, Inc.



ATTEST:



__________________________                By:___________________________________

Scot M. McCormick                            Patrick J. Haynes, III

Secretary                                    Chairman of the Board

                              FORM OF SUBSCRIPTION



                  (To be signed only upon exercise of Warrant)



TO AVERY COMMUNICATIONS INC.:



         Pursuant to that Certain Stock Purchase Warrant,  the undersigned,  the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right  represented  by such Warrant for,  and to purchase  thereunder,  ________

Shares,  herewith  makes  payment of $________  therefor,  and requests that the certificate  or  certificates  for  such  shares  be  issued  in the name of and delivered to the undersigned.



Dated:  _____________







_______________________________________________________

(Signature  must  conform in all  respects  to the name

of holder as specified on the face of the Warrant)





_______________________________________

_______________________________________

(Address)